Exhibit 23.1

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 No. 333-202625 and Form S-8 No.333-203867 of ContraVir Pharmaceuticals, Inc. of our report dated August 22, 2016, relating to the consolidated financial statements of Ciclofilin Pharmaceuticals, Inc. and Subsidiary (“Ciclofilin”), which appears in this Form 8-K/A of ContraVir Pharmaceuticals, Inc. Our report contains an explanatory paragraph regarding Ciclofilin’s ability to continue as a going concern.

/s/BDO USA, LLP

August 22, 2016